Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Tower Semiconductor LTD of our report dated September 8, 2011 relating to the financial statements of Micron Japan, LTD., which appears in the Form 6-K filed by Tower Semiconductor LTD on November 23, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Aarata

Osaka, Japan
November 23, 2011